Exhibit 3.208

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY

Secretary of State

ONE ASHBURTON PLACE, BOSTON, MASS: 02108

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B. Section 114. Make check payable to the Commonwealth of Massachusetts.

I Christopher J. O’Brien Vice President, and Clerk of STAR, MARKETS HOLDINGS, INC. (Name of Corporation) located at 655 Mt. Auburn Street, Cambridge, MA             do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 6, 1994 by vote of both directors and the sole incorporator as no shares have been issued.              shares of (Class of Stock) out of              shares outstanding              shares of (Class of Stock) out of              shares outstanding, and             shares of (Class of Stock) out of             shares outstanding. (Class of Stock) being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

1.	The name by which the corporation shall be known is: -

Star Markets Holdings, Inc.

2.	The purposes for which the corporation is formed are as follows: -

To own and operate groceries and pharmacies and any, and all, other related businesses permitted under Chapter 156B of the Massachusetts General Laws.

C	☐
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P.C.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3.	The total number- of shares and the par value, if any of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred		Blank Check Preferred Stock*	one penny
Common		1,395,000	one penny

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

*Blank	Check Preferred Stock as follows:

885,000	shares of Class A
500,000	shares of Class C
10,000	shares of Class D

See attachment for Blank Check Preferred.

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows: None for Common Stock.

See	attachment for Blank Check Preferred.

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None for Common Stock.

See attachment for Blank Check Preferred.

See Continuation Sheet 6A attached hereto.

*If there are no such provisions, state “None”.

STAR MARKETS HOLDINGS, INC.

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

Other Lawful Provisions:

a.	Meetings of the stockholders of the Corporation may be held anywhere in the United States.

b.	The Directors of the Corporation may make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provisions thereof which by law or by the By-Laws requires action by the stockholders.

c.	The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct itself.

d.	No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a Director to the extent that such liability is imposed by applicable law (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

Attachment

Blank Check Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law and the provisions of these Articles of Organization, to provide for the issuance of shares of Preferred Stock, in series, and by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (such certificate being hereafter referred to as the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, preference, voting powers, qualifications and special or relative rights or privileges of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless or until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Preferred Stock designation.

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108	NO. 04-3244277
000474571

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING

A SERIES OF A CLASS OF STOCK

General Laws, Chapter 156B, Section 26

We, Lawrence Anderson	Vice President and
Christopher J. O’Brien	Clerk of

Star Markets Holdings, Inc. (Name of Corporation) located at 625 Mt. Auburn, Cambridge, MA do hereby certify that at a meeting of the directors of the corporation held on September 7, 1994, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See continuation sheet.

NOTE: Value for which the space provided about is not sufficent be an confusion sheets to be numbered 2A, 2B, etc. Communicating sheets must have a left margin. Inch wind for banding and shall 81/2 “11”. Only out side should be used.

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF PREFERRED STOCK

OF

STAR MARKETS HOLDINGS, INC.

Star Markets Holdings, Inc. (the “Corporation”), a corporation organized and existing under the Business Corporation Law of the Commonwealth of Massachusetts,

DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors by the Articles of Organization and pursuant to the provisions of M.G.L. Chap. 156B, Section 26, said Board of Directors, by the unanimous written consent of its members, filed with the minutes of the meeting of the Board of Directors of the Corporation (“the Board”) adopted a resolution providing for the powers, designations, preferences and relative, participating, option or other rights, and qualifications, limitations or restrictions of the Corporation’s Class A Stock, Class C Stock, Class D Stock and Common Stock, respectively.

VOTED, that the Board hereby specifies the following preferences, rights, qualifications and limitations:

1. Definitions. As used herein the following terms shall have the following meanings:

“Affiliate”, with respect to a Class D Stockholder that is a juridical entity, means (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Class D Stockholder or (ii) any Person who is a director or officer (a) of such Class D Stockholder, (b) of any subsidiary of such Class D Stockholder or (c) of any Person described in clause (i) above. For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, (y) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (z) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

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“Articles of Organization” means the Amended and Restated Articles of Organization of the Corporation, dated September 6, 1994.

“Board” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

“Certificate” means this Certificate of Designation of the Corporation.

“Change of Control” means a change of control of the Corporation, whether such change of control occurs in a single transaction or a series of transactions; for purposes hereof the phrase “change of control of the Corporation” means (i) the sale of more than fifty percent (50%) of the outstanding shares of Class D Stock or Common Stock (other than a sale or transfer to Permitted Transferees); (ii) a sale of all or substantially all of the assets of the Corporation; (iii) the issuance by the Corporation subsequent to September 8, 1994 of additional shares of Class D Stock or Common Stock such that, after such issuance, such additional shares, in the aggregate, constitute more than- fifty percent (50%) of the issued and outstanding shares of Stock of the Corporation which entitle the holder to one vote for each share of such Stock held on all matters as to which Stockholders may be entitled to vote pursuant to the Delaware General Corporation Law; or (iv) a merger, consolidation or recapitalization of the Corporation as a result of which the ownership of the Class D Stock or Common Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of more than fifty percent (50%).

“Class A Stock” has the meaning set forth in Section 2.

“Class C Stock” has the meaning set forth in Section 2.

“Class D Stock” has the meaning set forth in Section 2.

“Class A Stockholder” means a record holder of one or more shares of Class A Stock.

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“Class C Stockholder” means a record holder of one or more shares of Class C Stock.

“Class D Stockholder” means a record holder of one or more shares of Class D Stock.

“Common Stock” has the meaning set forth in

Section 2. “Common Stockholder” means a record holder of one or more shares of Common Stock.

“Conversion Date” has the meaning set forth in Section 6(a).

“Corporation” means Star Markets Holdings, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Public Offering” means the effectiveness of a registration statement under the Securities Act covering any of the Stock, and the completion of a sale of such Stock thereunder, if as a result of such sale (i) the Corporation becomes a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) the Stock is traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or securities system.

“IPO Date” means the closing date of the Initial Public Offering.

“IPO Maximum Amount” has the meaning set forth in Section 9(c).

“IPO Pro Rata Amount” has the meaning set forth in Section 9(b).

“Non-Redeemable Shares” means all shares of Class A or Class C Stock that have been previously sold pursuant to a Tag-Along Transfer other than pursuant to a Single Transaction Sale.

“Notice Date” has the meaning set forth in Section 4(b).

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“Other Stockholders” has the meaning set forth in Section 4(a).

“Permitted Transferee” with respect to a Transfer by a Class D Stockholder, means (i) with respect to any Class D Stockholder who is a natural person, a Transfer to (a) such Stockholder’s spouse or issue, or (b) a trust the beneficiaries of which, and a partnership the limited and general partners of which, include only the Class D Stockholder, his spouse or issue; and (ii) with respect to any Class D Stockholder that is a juridical entity, a Transfer to (A) an Affiliate of such Class D Stockholder; or (B) another Class D Stockholder or its Affiliates, provided such other Class D Stockholder did not acquire its shares of Class D Stock pursuant to a Tag-Along Transfer.

“Person” means any natural person, partnership, corporation, trust or incorporated organization or a government or a political subdivision thereof.

“Proposed Purchase Amount” has the meaning set forth in Section 4(a).

“Proposed_Transferee” has the meaning set forth in Section 4(a).

“Proposed Transferor” has the meaning set forth in Section 4(a).

“Redemption Date” has the meaning set forth in Section 5(d).

“Registration Acceptance Notice” has the meaning set forth in Section 9(c).

“Registration Notice” has the meaning set forth in Section 9(b).

“Registration Notice Date” has the meaning set forth in Section 9(b).

“Sale of the Corporation” means the sale of the Corporation whether such sale occurs pursuant to (i) the sale of one hundred percent (100%) of the outstanding shares of Stock; (ii) a sale of all or substantially all of the assets of the Corporation; or (iii) a merger, consolidation or recapitalization of the Corporation as a result of which the ownership of the Stock of the Corporation (or the voting stock of the surviving corporation, if the Corporation is not the survivor) is changed to the extent of one hundred percent (100%).

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“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Single Transaction Sale” means a Sale of the Corporation in a single transaction.

“Staggered Sale” means a Sale of the Corporation in more than one transaction, each such transaction also being referred to individually as a “Staggered Sale.”

“Stock” has the meaning set forth in Section 2.

“Stockholder” means a record holder of one or more shares of Class A Stock, Class C Stock, Class D Stock or Common Stock.

“Tag-Along Acceptance Date” has the meaning set forth in Section 4(c).

“Tag-Along Notice” has the meaning set forth in Section 4(c).

“Tag-Along Pro Rata Amount” has the meaning set forth in Section 4(a).

“Tag-Along Redemption Price” has the meaning set forth in Section 5(a).

“Tag-Along Transfer” has the meaning set forth in Section 4(a).

“Transfer”, with respect to any share of Stock, means the sale, assignment, pledge, hypothecation, gift or other disposition whatsoever (other than pursuant to the Initial Public Offering or pursuant to the redemption by the Corporation or the conversion by the Holder of any such share of Stock, in either case in accordance with the terms of this Certificate) of such share, or the encumbrance or granting of any rights or interests whatsoever in or with respect to such share.

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“Transfer Notice” has the meaning set forth in Section 4(b).

“Warrant Date” means, (i) if the Warrant Triggering Event is the Initial Public Offering, the IPO Date, or (ii) if the Warrant Triggering Event is a Sale of the Corporation, the closing date of (A) the Single Transaction Sale, if the Sale of the Corporation is pursuant to a Single Transaction Sale, or (B) the Staggered Sale that causes a Sale of the Corporation to occur, if the Sale of the Corporation is pursuant to a series of Staggered Sales.

“Warrant Holder(s)” means the Holder(s) of the Warrants.

“Warrant Redemption Price” has the meaning set forth in Section 5(b).

“Warrant Shares” means the shares of Common Stock purchasable by the Warrant Holder(s) pursuant to the exercise of the Warrants.

“Warrant Triggering Event” means (i) an Initial Public Offering or (ii) a Sale of the Corporation, whether such sale occurs pursuant to a Single Transaction Sale or a series of Staggered Sales.

“Warrant” means the Class A Warrant to be issued by the Corporation which entitles the Warrant Holder(s), upon the occurrence of a Warrant Triggering Event, to purchase the number of shares of the Common Stock of the Corporation specified therein.

2. Designation and Number. As set forth in the Articles of Organization, the first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class A Stock” and the number of shares constituting such class shall be 885,000. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class C Stock” and the number of shares constituting such class shall be 500,000. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class D Stock” and the number of shares constituting such class shall be 10,000. The fourth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Common Stock” and the number of shares constituting such class shall be 1,395,000. The Class A Stock, Class C Stock, Class D Stock and Common Stock are sometimes referred to collectively herein as the

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“Stock”. The Corporation may, by an amendment to the Articles of Organization duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class C Stock, Class D Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.

3. Restrictions on Transfer.

(a) Except for Transfers to a Permitted Transferee, no Class D Stockholder shall Transfer any share of the Class D Stock owned by such Class D Stockholder except in accordance with the terms of this Certificate including, without limitation, the terms of Section 4 hereof. Any Transfer or attempt to Transfer any share of Class D Stock in violation of the terms and conditions of this Certificate shall be null and void and of no force and effect, the transferee thereof shall not be deemed to be the registered holder thereof nor entitled to any rights with respect thereto, and the Corporation shall refuse to Transfer any of such Class D Stock on its books to such alleged transferee.

(b) No Stockholder shall Transfer any shares of Stock (including Class D Stockholders who wish to Transfer shares of Class D Stock to a Permitted Transferee) unless such Transfer complies with the conditions specified in this Section 3(b), which are intended to ensure compliance with the provisions of the Securities Act. Prior to any Transfer, the holder of the shares of Stock proposed to be Transferred shall give written notice to the Corporation of such holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Corporation, shall be accompanied by either (i) a written opinion of legal counsel who is reasonably satisfactory to the Corporation, addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation’s counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act and qualification under applicable state securities laws, or (ii) a “no action” letter from the SEC to the effect that the Transfer of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that

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action be taken with respect thereof, or a combination of (i) and (ii) above, whereupon the holder of such shares of Stock shall be entitled to Transfer such shares in accordance with the terms of this Certificate and the written notice delivered by the holder to the Corporation. Each certificate evidencing the shares of Stock Transferred as above provided shall bear the appropriate restrictive legend set forth in Section 10, provided that, following the Initial Public Offering, such certificates shall bear the legend set forth in Section 10 or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law. Any purported Transfer in violation of this Section 3(b) shall be null and void and of no force or effect, and the Corporation shall not record any such Transfer on its stock transfer books. The restrictions on Transfer contained in this Section 3(b) shall not apply to Transfers of shares of Stock (i) in the Initial Public Offering; or (ii) following the Initial Public Offering, provided that such Transfer is made in compliance with the Securities Act and applicable state securities laws and in accordance with any restrictions on transfer contained in any restrictive legend set forth on the certificates representing such shares.

4. Tag-Along Rights.

(a) Transfer by Class D Stockholders. If, other than in connection with the Initial Public Offering, any Class D Stockholder or Stockholders (for purposes of this Section 4, singularly or collectively, the “Proposed Transferor”), at any time or from time to time in one transaction or in a series of transactions, desires to enter into an agreement (whether oral or written) to Transfer its shares of Class D Stock or any part thereof to any Person other than a Permitted Transferee (the “Proposed Transferee”), such proposed Transfer shall be deemed a “Tag-Along Transfer” and shall only be permitted if, in connection therewith, each of the Class A and Class C Stockholders (collectively, the “Other Stockholders”) shall have the right, but not the obligation, to cause the Proposed Transferor to require, as a condition to such Tag-Along Transfer, that the Proposed Transferee purchase from each such Other Stockholder up to the number of shares (the “Tag-Along Pro Rata Amount”) of Class A or Class C Stock derived by multiplying the total number of shares of Class A or Class C Stock, as the case may be, owned by such Other Stockholder by a fraction, the numerator of which is equal to the number of shares of Class D Stock that is proposed to be Transferred by the Proposed Transferor to the Proposed

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Transferee (the “Proposed Purchase Amount”) and the denominator of which is the total number of shares of Class D Stock (other than shares of Class D Stock that have previously been Transferred pursuant to a Tag-Along Transfer) outstanding as of the Notice Date (as defined in Section 4(b)). All Tag-Along Transfers by Other Stockholders shall be on the same terms and conditions (with such changes as are necessary to apply such terms and conditions to a sale by such Other Stockholders) as the proposed Tag-Along Transfer by the Proposed Transferor, provided that no Other Stockholder may be required to make any representation or warranty in connection with the Tag-Along Transfer other than as to its ownership and authority to Transfer the shares of Stock to be Transferred by it, free and clear of any and all liens and encumbrances and in compliance with all applicable laws.

(b) Transfer Notice. The Proposed Transferor participating in a Tag-Along Transfer shall promptly (and in any event at least thirty (30) Business Days prior to the closing date thereof) provide the Corporation and the Other Stockholders with written notice (the “Transfer Notice”) of the proposed Tag-Along Transfer containing the following:

(i) the name and address of the Proposed Transferor and the Proposed Transferee;

(ii) the Proposed Purchase Amount;

(iii) the proposed amount and form of consideration to be paid for such shares of Class D Stock, the terms and conditions of payment offered by the Proposed Transferee and the closing date for the proposed Tag-Along Transfer;

(iv) the aggregate number of shares of Class A or Class C Stock, as the case may be, held of record as of the date the Transfer Notice is sent (the “Notice Date”) by the other Stockholder to whom the notice is sent;

(v) the aggregate number of shares of Class A or Class C Stock, as the case may be, held of record as of the Notice Date by all Other Stockholders as a group;

(vi) the Tag-Along Pro Rata Amount; and

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(vii) a statement confirming that the Proposed Transferee has been informed of the tag-along rights provided for in this Certificate. Upon written request by the Proposed Transferor, the Corporation shall provide to the Proposed Transferor the information referred to in (iv) and (v) above for inclusion in the Transfer Notice and such other information as may be required to enable the Proposed Transferor to comply with the terms of this Section 4(b).

(c) Tag-Along Notice. Each Other Stockholder desiring to participate in the proposed Tag-Along Transfer shall provide a written notice (the “Tag-Along Notice”) to the Proposed Transferor on or before the expiration of ten (10) Business Days after the Notice Date (the “Tag-Along Acceptance Date”) stating the number of shares held by such Other Stockholder (up to its Tag-Along Pro Rata Amount) to be included in the proposed Tag-Along Transfer on the terms and conditions specified in the Transfer Notice. The Tag-Along Notice given by each Other Stockholder shall constitute such Other Stockholder’s binding agreement to include a number of shares equal to its Tag-Along Pro Rata Amount (or such lesser amount as stated in the Tag-Along Notice) in the Tag-Along Transfer on the terms and conditions specified in the Transfer Notice and in this Certificate. If the Proposed Transferee does not purchase all of the shares of Stock of the Proposed Transferor and the Other Stockholders included in such proposed Tag-Along Transfer, then the proposed Tag-Along Transfer to such Proposed Transferee shall be prohibited and any attempt to consummate the proposed Tag-Along Transfer shall be null and void and of no force and effect.

(d) Each Proposed Transferor and each Other Stockholder whose shares are sold in a Tag-Along Transfer shall be required to bear its pro rata share, based on the number of shares included in such Tag-Along Transfer, of the expenses of the transaction including, without limitation, legal, accounting and investment banking fees and expenses.

(e) The provisions of this Section 4 shall not apply to a subsequent Transfer of any share of Class D Stock that has previously been the subject of a completed Tag-Along Transfer which complied with the provisions of this Section 4.

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5. Redemption.

(a) The number of shares of Class A or Class C Stock equal to the difference between (i) the number of shares included in any Tag-Along Transfer by the Class A or Class C Stockholders pursuant to Section 4 and (ii) the Tag-Along Pro Rata Amount for each such Class A or Class C Stockholder shall be redeemed by the Corporation out of funds legally available therefor pro rata from each of the Class A and Class C Stockholders who elected to include in the Tag-Along Transfer a number of shares of Stock less than the number of shares that constitute their Tag-Along Pro Rata Amount or any such Stockholders that did not elect to participate in a Tag-Along Transfer at a redemption price (the “Tag-Along Redemption Price”) (i) for each share of Class A or Class C Stock so redeemed equal to the per share price paid for the Class D Stock by the Proposed Transferee less such Other Stockholder’s pro rata share, based on the number of shares of Stock so redeemed from such Other Stockholder, of the expenses of the Tag-Along Transfer including, without limitation, legal, accounting and investment banking fees and expenses. The provisions of this Section 5(a) shall not apply to the Non-Redeemable Shares.

(b) If the Warrant Holder(s) exercise(s) the Class A Warrant, the Corporation shall redeem from the Class A Stockholders pro rata based on the number of shares of such Class A Stock then owned by each such Stockholder, out of funds legally available therefor, a number of shares of Class A Stock equal to the Warrant Shares at a redemption price (the “Warrant Redemption Price”) equal to the par value of each share of Class A Stock so redeemed. The provisions of this Section 5(b) shall not apply to the Non- Redeemable Shares. If a redemption pursuant to this Section 5(b) occurs as a result of a Sale of the Corporation, such redemption shall occur, or shall be deemed to occur, immediately prior to any redemption pursuant to Section 5(a) hereof.

(c) The shares of Class A and Class C Stock redeemed by the Corporation pursuant to (i) a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation or (ii) a Section 5(b) mandatory redemption shall, on the Redemption Date (as defined in Section 5(d)), be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, to the extent required by

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the Warrant or the documentation pursuant to which the Sale of the Corporation is effected, issue to (A) the Proposed Transferee, in the case of a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation and/or (B) the Warrant Holder(s), in the case of a Section 5(b) mandatory redemption, a number of shares of Common Stock equal to (l) the number of shares of Class A or Class C Stock so redeemed, in the case of a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that constitutes a Sale of the Corporation and/or (2) the Warrant Shares, in the case of a Section 5(b) mandatory redemption. The shares of Class A or Class C Stock redeemed by the Corporation pursuant to a Section 5(a) mandatory redemption pursuant to a Tag-Along Transfer that does not constitute a Sale of the Corporation shall, on the Redemption Date, be retired and upon such retirement shall automatically revert to authorized but unissued shares of Class A or Class C Stock, as relevant, and the Corporation shall, on the Redemption Date, but immediately after such redemption, issue to the Proposed Transferee a number of shares of Class A or Class C Stock equal to the number of shares of such classes of Stock so redeemed. Upon any issuance of shares of Class A or Class C Stock equal to the number of shares of such class of Stock redeemed pursuant to a Section 5(a) mandatory redemption, the Corporation shall receive from the Proposed Transferee as the purchase price for such shares an amount equal to the Tag-Along Redemption Price.

(d) The Corporation shall give to each holder of record of the shares of Class A or Class C Stock to be redeemed pursuant to the terms of this Section 5 prior written notice of such redemption not less than two Business Days prior to the date such shares will be redeemed (the “Redemption Date”) which (i) in the case of a redemption pursuant to Section 5(a) shall be the closing date of the Tag-Along Transfer and (ii) in the case of a redemption pursuant to Section 5(b) shall be the Warrant Date. Each such notice shall state: (A) the Redemption Date; (B) the total number of shares of the Class A or Class C Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Tag-Along Redemption Price or the Warrant Redemption Price, as relevant; and (D) the fact that the certificates for the shares subject to redemption are to be surrendered in exchange for payment of the Tag-Along Redemption Price or Warrant Redemption Price, as relevant, at the principal office of the Corporation or at such other place as the Corporation shall designate.

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(e) On the Redemption Date, the shares of Class A or Class C Stock required to be redeemed pursuant to the terms of this Section 5 shall be deemed to have been so redeemed, notwithstanding that the certificates representing such Class A or Class C Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated or that notice from the Corporation shall not have been given by the Corporation or, if given, shall not have been received by any holder of Class A or Class C Stock whose shares of Stock are to be so redeemed. All certificates representing the redeemed shares of Class A or Class C Stock, including all certificates not so delivered by such Class A or Class C Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Redemption Date and shall thereafter no longer be of any force or effect.

6. Conversion.

(a) If the Initial Public Offering or a Sale of the Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A, Class C and Class D Stock not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 5(a) or 5(b) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date), but immediately after the redemptions and issuances described in Section 5 (the “Conversion Date”). Prior to or on the Conversion Date, each holder of shares of Class A, Class C or Class D Stock shall surrender such holder’s certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least ten (10) Business Days prior to the Conversion Date, and shall, within ten (10) Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A, Class C or Class D Stock are converted. On the Conversion Date, each holder of shares of Class A, Class C or Class D Stock shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A, Class C or Class D Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any

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holder of shares of Class A, Class C or Class D Stock, or that certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A, Class C or Class D Stock, including all certificates not so delivered by such Class A, Class C or Class D Stockholders, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect.

(b) On or before December 31, 1994 all issued and outstanding shares of Class A Stock owned directly or indirectly by the Warrant Holder(s) and not otherwise converted into shares of Common Stock pursuant to the terms of Section 6(a) hereof shall, at the option of such Warrant Holder(s), be convertible into shares of Class C Stock on a one to one basis. Any Warrant Holder that desires to convert its shares of Class A Stock pursuant to this Section 6(b) shall, on or before December 31, 1994, deliver to the Corporation a written notice (the “Class A Conversion Notice”) (i) containing a description of the number of shares of Class A Stock which such Warrant Holder desires to convert into Class C Stock pursuant to the terms hereof; and (ii) attaching the certificates evidencing such shares of Class A Stock. The number of shares of Class A Stock described in the Class A Conversion Notice shall automatically convert into an equal number of shares of Class C Stock on the date the Corporation receives the Class A Conversion Notice and, within 10 Business Days thereafter, the Corporation shall issue to such Warrant Holder certificates evidencing the number of shares of Class C Stock into which such shares of Class A Stock have been so converted.

7. Voting Rights.

(a) Holders of shares of Class D Stock and Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law.

(b) Prior to a Change of Control, holders of Class A or Class C Stock shall not have any voting rights, except that the holders of the Class A and Class C Stock shall have the right to one vote for each share of such stock held as to (i) the approval of any amendment, or the alteration or repeal, whether by merger, consolidation or otherwise, of any provision of this Certificate or the Articles of Organization that would increase or decrease the

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par value of the shares of the Class A or Class C Stock, or alter or change the powers, preferences, or special rights of the shares of the Class A or Class C Stock, so as to affect such holders adversely, provided that each such holder of Class A or Class C Stock shall only have the right to vote on such matters affecting the Class A or Class C Stock, as relevant; and (ii) any other matters required under the laws of the State of Delaware; provided, however, that unless otherwise required by the terms of this Certificate, paragraph (2) of subsection (b) of §242 of the Delaware General Corporation Law shall not entitle the holder of a share of such Class A or Class C Stock to vote on the increase of the number of authorized shares of such class of Stock or the decrease of the number of authorized but not outstanding shares of such class of Stock.

(c) Effective upon a Change of Control, holders of shares of Class A or Class C Stock shall be entitled to one vote for each share of such stock held on all matters as to which Stockholders may be entitled to vote pursuant to the Delaware General Corporation Law.

8. Liquidation Rights.

(a) Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each holder of Class A or Class C Stock shall be entitled to receive out of the net assets of the Corporation or the proceeds thereof available for distribution to Stockholders, before any payment or distribution shall be made or set aside for payment on the Class D or Common Stock upon such liquidation, dissolution or winding up, the amount of $0.001 per share. Such distribution shall be allocated pro rata according to the number of shares of Class A or Class C Stock held by each Stockholder. Following such distribution, any subsequent payment or distribution upon such liquidation, dissolution or winding up shall be allocated pro rata based upon the number of shares of Stock held by each Stockholder.

(b) None of the sale, transfer, conveyance or lease of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.

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(c) If the assets of the Corporation or the proceeds available for distribution to the holders of shares of the Class A or Class C Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled, no distribution shall be made on any shares of the Corporation’s Class D or Common Stock.

9. Registration Rights.

(a) Initial Public Offering. If, in its sole discretion, the Board determines that the Initial Public Offering shall include shares of Stock held by Stockholders, the Corporation shall offer to all Stockholders the opportunity to include in the registration statement to be filed with the SEC in connection with the Initial Public Offering a number of shares of Stock determined by allocating the total number of shares to be sold by the Stockholders in such Initial Public Offering pro rata among all of the Stockholders based on the respective numbers of shares of Stock owned by such Stockholders at such time.

(b) Registration Notice. The Corporation shall as soon as practicable (and in no event less than thirty (30) Business Days prior to the proposed effective date of the registration statement) provide all Stockholders with written notice (the “Registration Notice”) of the proposed Initial Public Offering containing the following:

(i) the estimated effective date of the registration statement and the estimated IPO Date;

(ii) the estimated per-share offering price, underwriting discounts and commissions and net proceeds to the selling Stockholders;

(iii) the aggregate number of shares of Class A, Class C or Class D Stock, as the case may be, held of record as of the date of the Registration Notice (the “Registration Notice Date”) by the Stockholders; and

(iv) the maximum number of shares (the “IPO Pro Rata Amount”) of Common Stock such Stockholder would be entitled to include in the registration statement, calculated in accordance with Section 9 (a) above, if all Stockholders were to elect to include their IPO Pro Rata Amount in such registration statement.

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(c) Registration Acceptance. Each Stockholder desiring to participate in the proposed Initial Public Offering shall provide written notice (the “Registration Acceptance Notice”) to the Corporation within fifteen (15) Business Days of the Registration Notice Date. The Registration Acceptance Notice shall set forth the maximum number of shares (the “IPO Maximum Amount”) of Common Stock, if any, such Stockholder desires to include in the proposed Initial Public Offering, which may be a smaller or larger number of shares than the number of shares that constitute the IPO Pro Rata Amount. The Registration Acceptance Notice given by any Stockholder shall constitute such Stockholder’s binding agreement to include a number of shares equal to the IPO Maximum Amount in the Initial Public Offering, provided that the net proceeds per share (after deduction of underwriting discounts and commissions) to be realized in the Initial Public Offering are not less than ninety percent (90%) of the amount thereof estimated pursuant to paragraph (b)(ii) above. If the Registration Acceptance Notice from any Stockholder is not received by the Corporation within the fifteen (15) Business Day period specified above: such Stockholder shall be deemed to have elected not to include any shares of Stock in such Initial Public Offering. In such case, or if any Stockholder specifies in its Registration Acceptance Notice that it desires to include in such registration statement a number of shares of Stock that is less than the IPO Pro Rata Amount, the aggregate number of shares of Stock not so included in such registration statement shall, if the Board of Directors of the Corporation in its sole discretion determines that such shares should be included in the registration statement and circumstances (including, without limitation, the timing of the effective date of the registration statement) permit the inclusion of such shares, be allocated among all Stockholders delivering such Registration Acceptance Notice and desiring to participate in such Initial Public Offering, with such allocation made pro rata based on the number of shares included in the IPO Maximum Amount specified by each such Stockholder in its Registration Acceptance Notice.

(d) Underwritten Offering. In the event that any registration pursuant to this Section 9 shall be, in whole or in part, an underwritten public offering (i) the number of shares of Stock to be included in such offering may be reduced pro rata among the Stockholders based upon the number of shares included in the IPO Maximum Amount specified by each such Stockholder in its Registration Acceptance Notice if and to the extent that the managing underwriter shall be of the opinion that such inclusion may adversely affect the success of such offering and (ii) each Stockholder participating in such Initial Public Offering shall be required to (A) make customary representations and warranties and (B) provide customary indemnification in each case in accordance with the terms of the underwriting agreement.

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(e) Expenses of Registration. Each Stockholder participating in the Initial Public Offering pursuant to this Section 9 shall bear its pro rata share (based on the ratio that the number of shares of Stock included by such Stockholder in the Initial Public Offering bears to the total number of shares of Stock included in such Initial Public Offering) of all underwriting discounts and commissions. No other registration expenses shall be payable by such Stockholders.

(f) Other Registration Rights. Notwithstanding the provisions of this Section 9, the Corporation may by contract with a Stockholder (i) grant registration rights to such Stockholder that differ in certain respects from those rights set forth herein or (ii) further restrict the registration rights with respect to such Stockholder otherwise provided for herein.

10. Legend.

(a) All certificates representing shares of Class A and Class C Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend;

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“THESE SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION BY THE CORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

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(b) All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“AS SPECIFIED IN THE CERTIFICATE OF DESIGNATION OF THE CORPORATION ON FILE WITH THE DELAWARE SECRETARY OF STATE, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(c) All certificates representing shares of Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

provided that, as specified in Section 3(b) hereof, following the Initial Public Offering, such certificates shall bear such legend or another legend only if, in the opinion of counsel to the Corporation, the imposition of such legend is required under the Securities Act or other applicable law.

2S

11. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A, Class C, Class D or Common Stock and such record holders shall be deemed the holders of such shares for all purposes.

2T

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 1568, Section 72	NO.04-3244277

We, Savio W. Tung and Christopher J. O’Brien President/Vice President and Clerk/Assistant Clerk of STAR MARKETS HOLDINGS, INC. (EXACT Name of Corporation) located at: 655 Mt. Auburn Street, Cambridge, MA (MASSACHUSETTS Address of Corporation) do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3, 4,(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby) of the Articles of Organization were duly adopted at a meeting held on December 22, 1995, by vote of: 10,000 shares of Class D Stock out of 10,000 shares outstanding, type, class & series, (if any) shares of out of shares outstanding, and type, Class & series, (if any) shares of out of shares outstanding, type, class & series, (if any)

CROSS OUT being at least a majority of each type, class or series outstanding and entitled to vote

INAPPU- thereon: •

CABLE

CLAUSE

C       ☐

P       ☐

M      ☐ 1 For amendments adopted pursuant to Chapter 1568, Section 70.

R.A.  ☐ 2 For amendments adopted pursuant to Chapter 1568, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1⁄2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

•	To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS			WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE		NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:
				1,395,000	$.01
PREFERRED:		PREFERRED:	Class A	885,000	$.01
			Class C	500,000	$.01
			Class D	10,000	$.01

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS			WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE		NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:
				1,395,000	$.01
PREFERRED:		PREFERRED:	Class A	885,000	$.01
			Class C	505,000	$.01
			Class D	10,000	$.01

See .continuation sheet.

ARTICLES OF AMENDMENT (Cont.)

STAR MARKETS HOLDINGS, INC.

a. Section 2 of the Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) shall be deleted and replaced in its entirety with the following:

“2. Designation and Number. As set forth in the Certificate of Incorporation, the first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class A Stock” and the number of shares constituting such class shall be 885,000. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class C Stock” and the number of shares constituting such class shall be 505,000. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class D Stock” and the number of shares constituting such class shall be 10,000. The fourth class of stock of the Corporation shall be designated as “Common Stock” and the number of shares constituting such class shall be 1,395,000. The Class A Stock, Class C Stock, Class D Stock and Common stock are sometimes referred to collectively herein as the “Stock”. The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class C Stock, Class D Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.” This stock is preferred.

b. Section 6 of the Certificate of Designation shall be amended to add a new subsection (c) therein as follows:

“(c) On a one-time basis, up to fifty percent (50%) of all issued and outstanding shares of Class D Stock owned by the Class D Stockholders shall, at the option of the Class D Stockholders (acting unanimously), be convertible into shares of Class C Stock on a one-to-one basis; provided, however, that each Class D Stockholder must elect to convert the same pro rata portion of the Class D stock held by such Class D Stockholder, such amount to not exceed 50% of all shares of Class D Stock held by such Class D Stockholder on the date of such election. To exercise such conversion right, the Class D Stockholders shall deliver to the

Corporation a written notice signed by each Class D Stockholder (which notice may be a copy of the resolutions of the Class D Stockholders making such election) (the “Class D Conversion Notice”) setting forth (i) the number of shares of Class D Stock owned by each Class D Stockholder, (ii) the number of shares of Class D Stock which such Class D Stockholder desires to convert into Class C Stock pursuant to the terms hereof; and (iii) attaching the certificates evidencing such shares of Class D Stock. The number of shares of Class D Stock for which an election to convert has been made in the Class D Conversion Notice shall automatically convert into an equal number of shares of Class C Stock on the date (the “Conversion Date”) the Corporation receives the Class D Conversion Notice (provided that the election complies with the conditions specified in this Section 6(d)) and, within 10 Business Days thereafter, the Corporation shall issue to such Stockholder certificates evidencing the number of shares of Class C Stock into which such shares of Class D Stock have been so converted. All certificates representing the converted Class D Stock shall be, or shall be deemed to be, cancelled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect.”

c. Section 7(b) of the Certificate of Designation shall be deleted and replaced in its entirety with the following:

“(b) Prior to a Change of Control, holders of Class A Stock or Class C Stock shall not have any voting rights, except that the holders of Class A Stock and Class C Stock shall have the right to one vote for each share of such stock held as to (i) the approval of any amendment, or the alteration or repeal, whether by merger, consolidation or otherwise, of any provision of this Certificate or the Articles of Organization that would increase or decrease the par value of the shares of Class A Stock or Class C Stock, or alter or change the powers, preferences, or special rights of the shares of Class A Stock or Class C Stock, so as to affect such holders adversely, provided that each such holder of Class A Stock or Class C Stock shall only have the right to vote one such matters affecting Class A Stock or Class C Stock, as relevant; and (ii) any other matters required under the laws of The Commonwealth of Massachusetts; provided, however, that unless otherwise required by the terms of this Certificate, the holders of a share of Class A Stock or Class C Stock shall not be entitled to vote on the increase of the number of authorized shares of such class of stock or the decrease of the number of authorized but not outstanding shares of such class of stock.”

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The Commonwealth of Massachusetts

William Francis Galvin Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO. 04-3244277

We, Savio W. Tung and Christopher J. 0’ Brien President, and Clerk/Assistant Clerk of

        STAR MARKETS HOLDINGS, INC.

(EXACT Name of Corporation)

located at: 655 Mt. Auburn Street, Cambridge, MA

(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

3, 4

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

Name Approved	of the Articles of Organization were duly adopted at a meeting held on December 26, 1995 , by vote of:

5,000 shares of	Class D Stock out of	5,000 *	shares outstanding
type, class & series, (if any) out of
shares of	out of type, class & series, (if any)		shares outstanding, and
shares of	out of type, class & series, (if any)		shares outstanding,

CROSS OUT INAPPLI	being at least a majority of each type, class or series outstanding and entitled to vote - thereon: •[1]
CABLE
CLAUSE
*	Class D stock is the only classification of stock that has voting rights.

C	☐
P	☐	For amendment* adopted purwont to chapter, Section 70.
M	☐	For amendments adopted pursuant to Chapter 1S6B, Section 71.
R.A.	☐
Note If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 * 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON		COMMON:		$.01
			1,395,000
PREFERRED		PREFERRED: Class Class A	885,000	$.01
		Class D	10, 000	$.01
		ClassC	505,000	$.01

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON	COMMON:			$.01
			1,395,000
PREFERRED	PREFERRED:	Class A	885,000	$.01
		Class D	10, 000	$.01
		Class C	505,000	$.01

See continuation sheet.

ARTICLES OF AMENDMENT (Cont.)

STAR MARKETS HOLDINGS, INC.

a. Section 2 of the Certificate of Designation, Preferences and Rights shall be deleted and replaced in its entirety with the following:

“2. Designation and Number. As set forth in the Certificate of Incorporation, the first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class A Stock” and the number of shares constituting such class shall be 885,000. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class C Stock” and the number of shares constituting such class shall be 505,000. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class D Stock” and the number of shares constituting such class shall be 5,000. The fourth class of stock of the Corporation shall be designated as “Common Stock” and the number of shares constituting such class shall be 1,395,000. The Class A Stock, Class C Stock, Class D Stock and Common Stock are sometimes referred to collectively herein as the “Stock”. The Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class C Stock, Class D Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be. Shares of- Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.”

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 1568, Section 72)

We. Savio W. Tung, President and Christopher J. O’Brien, Clerk of Star Markets Holdings, Inc, (Exact name of corporation) located at 655 Mt. Auburn Street, Cambridge, MA (Street address of corporation in Massachusaetts) certify that these Articles of Amendment affecting articles numbered: 3, 4, 5 (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended) of the Articles of Organization were duly adopted at a meeting held on February 27, 1996, by Vote of: ** 5,000 shares of class D stock of 5,000 shares outstanding, (type, class $ series, if any) shares of (type, class & series, if any) of shares out standing.

** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

** No “sharesiofe common stock of the corporation have issued. The class D stock of the corporation is the only outstanding class of stock of the corporation enttitled to vote on this amendment.”

Delete the Inapplicable words. **Delete the Inapplicable clause.
1	For amendments adopted pursuant to Chapter 1568, Section 70.
2	For amendments adopted pursuant to Chapter 1568, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 81/2 x 11 sheets of paper with a left margin of at least 1 Inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	1,395,000	$ .01
Preferred:
		Preferred:	Class A 885,000	$ .01
			Class C 505,000	$ .01
			Class D 5,000	$ .01
Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	1,555,000	$ .01
Preferred:
		Preferred:	Class A 1,045,000	$ .01
			Class C 505,000	$ .01
			Class D 5,000	$ .01

ARTICLES OF AMENDMENT (Cont.)

STAR MARKETS HOLDINGS, INC.

a. Section 2 of the Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) shall be deleted and replaced in its entirety with the following:

“2. Designation and Number. As set forth in the Articles of Organization, the first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class A Stock” and the number of shares constituting such class shall be 1,045,000. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class C Stock” and the number of shares constituting such class shall be 505,000. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as “Class D Stock” and the number of shares constituting such class shall be 5,000. The fourth class of stock of the Corporation shall be designated as “Common Stock” and the number of shares constituting such class shall be 1,555,000. The Class A Stock, Class C Stock, Class D Stock and Common Stock are sometimes referred to collectively herein as the “Stock”. The Corporation may, by an amendment to the Articles of Organization duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class C Stock, Class D Stock or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class C Stock, Class D Stock or Common Stock, as the case may be.”

b. Section 6 of the Certificate of Designation shall be amended to delete Subsection (c) thereof in its entirety.

c. Section 11(b) of the Certificate of Designation shall be deleted and replaced in its entirety with the following:

“(b) All certificates representing shares of Class D Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

“AS SPECIFIED IN THE CERTIFICATE OF DESIGNATION OF THE CORPORATION ON FILE WITH THE MASSACHUSETTS SECRETARY OF STATE, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”